UNITEDSTATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: 847/455-7111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 2.02 Results of Operations and Financial Condition

On Tuesday, March 15, 2005 the Company disseminated a press release, attached as Exhibit A, announcing the Company’s operational results for the Fourth Quarter and Fiscal Year ending December 31, 2004.

As part of the press release there is a discussion of the non-GAAP financial terms EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization). That term is also shown on the Comparative Statements of Operations. It is below the disclosure of the GAAP figures for Operating income, Net income and Diluted earnings per share. There is also a reconciliation of EBITDA to Net income for the Three Months Ended December 31 and for the Twelve Months Ended December 31, 2004 at the bottom of the page.

The Company believes, however, that EBITDA is an important term and concept because of its use by the professional investment community, including the Company’s primary lenders. The Company believes the use of this Term is necessary to a proper understanding of the changes in the Company’s earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.

/s/ Lawrence A. Boik
Lawrence A. Boik
Vice President, Controller/Treasurer

Date	March 15, 2005

3400 N. Wolf Road
Franklin Park, Illinois 60131
(847) 455-7111
(847) 455-6930 (Fax)

A. M. CASTLE & CO.

For Further Information:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
G. Thomas McKane	Analyst Contacts:	General Information:
Chairman & CEO	John McNamara	George Zagoudis (312) 640-6663
(847) 349-2502	(212) 827-3771	Email:gzagoudis@financialrelationsboard.com
Email: tmckane@amcastle.com	Email: jmcnamara@financialrelationsboard.com

Traded: AMEX, CSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, MARCH 15, 2005

A. M. CASTLE & CO. ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2004 RESULTS

FRANKLIN PARK, ILLINOIS, MARCH 15, 2005 — A.M. CASTLE & CO. (AMEX: CAS) a North American distributor of highly engineered metals and plastics, today announced the results of its operations for the fourth quarter and full year ended December 31, 2004. For the final quarter of the year, sales rose 49% to $197.8 million, up $65.3 million from $132.5 million in the same period of 2003. Net income applicable to common stock totalled $2.2 million, or $0.14 per share, compared with a loss of $5.5 million, or $0.35 per share in the prior year.

Sales for the year were $761.0 million as compared to $543.0 in 2003, an increase of 40.1%. Real volume increases accounted for 15 points of the 40% increase, the acquisition of our former joint venture in Mexico added 3 points to the growth. Material price increases (principally metals) accounted for the remaining 22 points of the 40% growth.

Net income for the year was $15.9 million, or $1.01 per share, compared with a loss of $19.0 million, or $1.20 per share in the prior year. Results for 2003 include $11.5 million of pre-tax costs for impairments and special charges which, net of their tax benefits, increased the Company’s net loss by $6.9 million, or $0.44 per share. Excluding the impact of those charges, the net loss for 2003 was $12.1 million, or $0.76 per share.

In making the announcement, G. Thomas McKane, Chairman and CEO, noted that the turnaround in the Company’s results was a product of the positive earnings leverage created by the restructuring actions taken between 2001 and 2003 and the markedly improved economic environment for Castle’s customers, the producer durable equipment manufacturers of North America. "The recovery in our markets," he said, "began early in 2004 with solid improvements in demand and high single-digit metal price increases. As the year progressed, aerospace and oil and gas markets also began to recover and metal prices continued to escalate. For the year," he continued, "our metals business grew at 41% with about one-third attributable to real growth and the balance stemming from metal price increases. Our plastics sales grew by 33% with approximately 3% of that increase attributable to price increases."

Having substantially competed its restructure efforts in 2003 Castle’s focus for 2004 was on profitable growth. "Our specific objective,æ McKane added, "was to generate 20% earnings before interest, taxes, depreciation and amortization (EBITDA) returns on incremental sales and I’m pleased to report that we have achieved that goal. EBITDA for the year totalled $47.6 million compared with $3.0 million (exclusive of impairments and special charges) in 2003. As we’ve pointed out previously, there is very little inventory inflation profit in our operating results as a substantial majority of Castle’s inventories are accounted for on a last-in-first-out (LIFO) basis."

In addition to capitalizing on the market recovery, Castle made substantial progress towards returning to an investment grade credit rating. "For the year," McKane continued, "our Debt-to-EBITDA ratio was 2.1 and we reduced our Debt-to-Total Capital ratio to 43.7% from 48.8%."

Looking forward to 2005, McKane noted that the outlook for Castle’s customers continues to be strong. "Activity in January and February is ahead of our business plan," McKane said, "and if the pattern continues into March, we are confident that our results for the first quarter of 2005 will not only substantially exceed those of a year ago but will be one of the strongest of any quarter in the Company’s history."

In conducting its evaluation of the Company’s internal control in financial reporting at December 31, 2004, management found a material weakness in the area of inventory controls.

In the 3rd quarter of 2004 the Company replaced its historical system of inventory verification with an improved system of physical inventory counts. Physical counts will now be taken once or twice each year depending upon location size and risk assessment. This change in internal control over financial reporting on inventory was reported in the 3rd quarter 10Q for the period ending September 30, 2004. As a result of the institution of the improved controls in the second half of 2004, significant inventory write-offs were taken during the 3rd and 4th quarters of 2004.

In addition, the year-end audit revealed a weakness involving inventory stored at third party processors. Further controls have been put in place during the 1st quarter 2005 which will require detailed certification by outside processors of the Company’s inventory received, shipped and on hand as of the close of each quarter.

The impact of these items reduced after tax earnings by $1.0 million in the 3rd quarter and $2.4 million in the 4th quarter of 2004.

In addition, significant deficiencies in internal controls over the financial close and reporting process were found during the audit that resulted in adjustments to the Company’s financial statements, which in management’s opinion, in the aggregate, also constituted a material weakness as that term is defined in Section 404 of the Sarbanes-Oxley Act of 2002. As a result, expanded procedures relating to the analysis of workmen compensation reserves, customer credit memo reserves, and accounts payable debit memo reserves have been put in place.

In closing, Mr. McKane invited interested parties to listen to its conference call scheduled for 11:00 a.m. (EST) today, Tuesday, March 15, 2005. Connection is available at www.amcastle.com and will be available for 14 days following the call.

Founded in 1890, A. M. Castle & Co. provides highly engineered materials and value added services to a wide range of companies within the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a wide spectrum of industries. Within its core metals business, it specializes in the distribution of carbon, alloy and stainless steels; nickel alloy; aluminum; copper and brass. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 60 locations throughout North America. Its common stock is traded on the American and Chicago Stock Exchange under the ticker symbol "CAS".

This release contains a non-GAAP disclosure, EBITDA, which consists of income before provision for income taxes plus depreciation and amortization, and interest expense (including discount on accounts receivable sold), less interest income. EBITDA is presented as a supplemental disclosure to provide the reader with additional information in analyzing the Company’s operating results. A reconciliation of EBITDA to net income is provided per SEC requirements.

This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the Company has no control. These risk factors and additional information are included in the Company’s reports on file with the Securities and Exchange Commission.

A. M. CASTLE & CO.

COMPARATIVE STATEMENTS OF OPERATIONS	For the Three		For the Twelve
(Dollars in thousands, except per share data)	Months Ended		Months Ended
	Dec. 31,		Dec. 31,
	2004	2003	2004	2003

Net sales	$197,803	$132,520	$760,997	$543,031
Cost of material sold	(145,049)	(96,527)	(543,426)	(384,459)
Special charges	-	(100)	-	(1,624)
Gross material margin	52,754	35,893	217,571	156,948

Plant and delivery expense	(24,561)	(21,142)	(95,229)	(87,055)
Sales, general and administrative expense	(20,870)	(15,936)	(79,986)	(68,339)
Depreciation and amortization expense	(2,015)	(2,139)	(8,751)	(8,839)
Impairment and other operating expenses	-	(532)	-	(6,456)
Total operating expense	(47,446)	(39,749)	(183,966)	(170,689)

Operating income (loss)	5,308	(3,856)	33,605	(13,741)

Interest expense, net	(2,261)	(2,362)	(8,968)	(9,709)
Discount on sale of accounts receivable	(285)	(283)	(969)	(1,157)

Income (loss) from continuing operations before income tax	2,762	(6,501)	23,668	(24,607)
and equity in unconsolidated subsidiaries

Income taxes (provision) benefit
Federal	(1,157)	2,610	(7,833)	8,467
State	(331)	(963)	(2,111)	274
	(1,488)	1,647	(9,944)	8,741
Net income (loss) from continuing operations before	1,274	(4,854)	13,724	(15,866)
equity in unconsolidated subsidiaries and before discontinued operations

Equity earnings of joint ventures	2,002	216	5,199	137
Impairment to joint venture investment and advances	-	(623)	-	(3,453)
Income taxes (provision) benefit - unconsolidated subsidiaries	(788)	160	(2,046)	1,305
Net income(loss) before discontinued operations	2,488	(5,101)	16,877	(17,877)

Discontinued operations:
Loss on disposal of subsidiary, net of tax	-	(172)	-	(172)
Net income (loss)	2,488	(5,273)	16,877	(18,049)

Preferred dividends	(239)	(243)	(957)	(961)
Net income (loss) applicable to common stock	$2,249	$(5,516)	$15,920	$(19,010)

Basic earnings (loss) per share
Net income (loss) before discontinued operations	$0.14	$(0.34)	$1.01	$(1.19)
Discontinued operations	-	(0.01)	-	(0.01)
	$0.14	$(0.35)	$1.01	$1.20)
Diluted earnings (loss) per share
Net income (loss) before discontinued operations	$0.15	(0.34)	$1.01	(1.19)
Discontinued operations	-	(0.01)	-	(0.01)
	$0.15	$(0.35)	$1.01	$(1.20)

EBITDA *	$9,325	$(2,124)	$47,555	$(8,218)

*Earnings before interest, discount on sale of accounts receivable, taxes, depreciation and amortization

Reconciliation of EBITDA to net income:	For the Three		For the Twelve
	Months Ended		Months Ended
	Dec 31,		Dec 31,
	2004	2003	2004	2003

Net income (loss) from operations	$2,488	$(5,101)	$16,877	$(17,877)
Depreciation and amortization	2,015	2,139	8,751	8,839
Interest, net	2,261	2,362	8,968	9,709
Discount on accounts receivable sold	285	283	969	1,157
Provision (benefit) from income taxes	1,488	(1,647)	9,944	(8,741)
Provision (benefit) from income taxes - unconsolidated subsidiaries	788	(160)	2,046	(1,305)
EBITDA	$9,325	$(2,124)	$47,555	$(8,218)

A. M. CASTLE & CO.

COMPARATIVE BALANCE SHEETS
(Dollars in thousands)
	Dec. 31,	Dec. 31,
	2004	2003
ASSETS
Current assets
Cash and equivalents	$3,106	$2,455
Accounts receivable, net	80,323	54,232
Inventories (principally on last-in first-out basis)	135,588	117,270
Income tax receivable	169	660
Assets held for sale	995	1,067
Other current assets	7,325	7,184
Total	227,506	182,868
Investment in joint ventures	8,463	5,492
Goodwill	32,201	31,643
Pension assets	42,262	42,075
Advances to joint ventures and other assets	7,586	8,688
Property, plant and equipment, at cost
Land	4,771	4,767
Building	45,514	45,346
Machinery and equipment	124,641	118,447
	174,926	168,560
Less - accumulated depreciation	(109,928)	(100,386)
	64,998	68,174
Total assets	$383,016	$338,940

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$93,342	$67,601
Accrued liabilities and deferred gains	23,016	19,145
Current and deferred income taxes	4,349	4,852
Current portion of long-term debt	11,607	8,248
Total current liabilities	132,314	99,846
Long-term debt, less current portion	89,771	100,034
Deferred income taxes	19,668	13,963
Deferred gain on sale of assets	6,465	7,304
Minority interest	1,644	1,456
Post retirement benefits obligations	2,905	2,683
Stockholders' equity
Preferred stock	11,239	11,239
Common stock	159	159
Additional paid in capital	35,082	35,009
Earnings reinvested in the business	82,400	66,480
Accumulated other comprehensive income	1,616	1,042
Other - deferred compensation	(2)	(30)
Treasury stock, at cost	(245)	(245)
Total stockholders' equity	130,249	113,654
Total liabilities and stockholders' equity	$383,016	$338,940

A. M. CASTLE & CO.
CONDENSED STATEMENT OF CASH FLOWS
(Dollars in thousands)	For the Twelve Months
	Dec 31,
	2004	2003

Cash flows from operating activities:
Net income (loss)	$16,877	$(18,049)
Net loss from discontinued operations	-	172
Depreciation	8,751	8,839
Amortization of deferred gain	(839)	(593)
Loss on sale of facilities/equipment	701	375
Equity (earnings) from joint ventures	(5,199)	(137)
Deferred taxes and income tax receivable	6,150	1,992
Non-cash pension income (loss) and post-retirement benefits	421	(1,953)
Other	1,924	(2,523)
Cash from operating activities before working capital changes	28,786	(11,877)
Asset impairment and special charges	-	11,333
Net change in accounts receivable sold	3,500	(12,866)
Other (increase) decrease in working capital	(16,437)	12,351
Net cash from operating activities	15,849	(1,059)

Cash flows from investing activities:
Investments and acquisitions	(1,744)	-
Advances to joint ventures	-	(289)
Capital expenditures	(5,318)	(5,145)
Proceeds from sale of assets	-	14,002
Net cash from investing activities	(7,062)	8,568

Cash flows from financing activities
Long-term payments on debt	(7,452)	(5,182)
Preferred dividends paid	(957)	(961)
Other	-	-
Net cash from financing activities	(8,409)	(6,143)

Effect of exchange rate changes on cash	273	171

Net increase in cash	651	1,537

Cash - beginning of year	$2,455	$918
Cash - end of period	$3,106	$2,455

The accompanying notes are an integral part of these statements.